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                                                                   Exhibit 10.45





                         GUILFORD PHARMACEUTICALS INC.
              1993 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN
                      NON-INCENTIVE SHARE OPTION AGREEMENT

                         GUILFORD PHARMACEUTICALS INC.
              1993 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN
                      NON-INCENTIVE SHARE OPTION AGREEMENT

                               TABLE OF CONTENTS

                                                                                            PAGE
1.    GRANT OF OPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.    PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
3.    EXERCISE OF OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      3.1  Time of Exercise of Option   . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.2  Exercise of Optionee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.3  Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.4  Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.5  Disability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.6  Termination of Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      3.7  Limitations on Exercise of Option  . . . . . . . . . . . . . . . . . . . . . . .   3
4.    VESTING UPON A CHANGE OF CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      4.1  Termination of Employment After a Change in Control  . . . . . . . . . . . . . .   3
      4.2  Definition of "Cause"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      4.3  Definition of "Good Reason"  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      4.4  Definition of "Change in Control"  . . . . . . . . . . . . . . . . . . . . . . .   4
5.    METHOD OF EXERCISE OF OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
6.    PARACHUTE LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
7.    TRANSFERABILITY OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      7.1 GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      7.2 FAMILY TRANSFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
8.    RIGHTS AS STOCKHOLDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
9.    EFFECT OF CHANGES IN CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . .   6
      9.1  Changes in Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      9.2  Reorganization in Which the Company Is the Surviving Entity  . . . . . . . . . .   7
      9.3  Reorganization in Which the Company is Not the Surviving Entity or
           or Sale of Assets or Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      9.4  Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
10.   REQUIREMENTS OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      10.1 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      10.2 Rule 16b-3   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
11.   WITHHOLDING OF TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
12.   DISCLAIMER OF RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
13.   INTERPRETATION OF THIS OPTION AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .   9
14.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
15.   BINDING EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
16.   NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
17.   ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

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                         GUILFORD PHARMACEUTICALS INC.
              1993 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN
                      NON-INCENTIVE SHARE OPTION AGREEMENT

                 This Share Option Agreement (the "Share Option Agreement") is made as of the 1st day of April, 1997 by and between Guilford Pharmaceuticals Inc. (the "Company") and David R. Savello, Ph.D., an employee of the Company or its subsidiaries (the "Optionee").

                 WHEREAS, the Board of Directors of the Company has duly adopted the 1993 Employee Share Option and Restricted Share Plan, as amended (the "Plan"), subject to approval by the stockholders of the Company which authorizes the Company to grant to eligible individuals options for the purchase of shares of common stock of the Company, $.01 par value (the "Shares"); and

                 WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of Shares in order to provide the Optionee with an incentive to advance the interests of the Company, all according to the terms and conditions set forth herein;

                 NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.       GRANT OF OPTION.

                 Subject to the terms of the Plan (attached hereto as Exhibit A, the terms of which are incorporated by reference herein), and to the approval of additional authorized Shares under the Plan by the stockholders of the Company if required by the Plan, the Company hereby grants to the Optionee the right and option (the "Option") to purchase from the Company, on the terms and subject to the conditions hereinafter set forth, 25,000 Shares. This Option shall not constitute an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Date of Grant of this Option is April 1, 1997, the later of (i) the date on which the grant of the Option was approved by the Compensation Committee of the Board of Directors of the Company (the "Committee") or (ii) the date on which the Optionee began employment with the Company.

2.       PRICE.

                 The purchase price (the "Option Price") for the Shares subject to the Option granted by this Option Agreement is $20.75 per Share, which price is not less than 100 percent of the Fair Market Value of the Shares, as determined by the Company, on the Date of Grant of this Option.

3.       EXERCISE OF OPTION.

                 Except as otherwise provided herein, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:





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         3.1     TIME OF EXERCISE OF OPTION.

                 Subject to the condition precedent that the Optionee remain continuously employed by the Company as a full-time employee of the Company and/or any "subsidiary corporation" thereof within the meaning of Section 424(f) of the Code (a "Subsidiary") for a period of four (4) consecutive years from the Date of Grant (the "Vesting Period"), the Optionee may exercise the Option (subject to the limitations on exercise set forth in this Agreement and in the Plan), at any time during the six-month period following the date on which the Optionee's full-time employment with the Company or a Subsidiary is terminated (regardless of whether such termination is voluntary, resulted from the death or disability of the Optionee, or is with or without cause) (the "Exercise Period") with respect to one hundred percent (100%) of the Shares specified in Section 1 above. The foregoing notwithstanding, no single exercise of the Option shall be for less than 100 Shares, unless the number of Shares purchased is the total number at the time available for purchase under this Option.

         3.2     EXERCISE BY OPTIONEE.

                 During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option.

         3.3     TERMINATION OF EMPLOYMENT.

                 Following completion the Vesting Period and termination of Optionee's employment, the Optionee may exercise the Option only during the Exercise Period, after which the Option shall terminate, except as provided in Sections 3.4 and 3.5.

         3.4     DEATH.

                 In the event of the Optionee's death following completion of the Vesting Period, the personal representative or legatees or distributees of the Optionee's estate, as the case may be, shall have the right (subject to the limitations on exercise set forth in Section 3.7 below) to exercise all or any part of the Option, during the Exercise Period and for six months thereafter and prior to the termination of the Option as set forth in Section 3.6.

         3.5     DISABILITY.

                 If, following completion of the Vesting Period, the Optionee's termination of employment is by reason of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), the Optionee or the guardian or legal representative shall have the right (subject to the limitations on exercise set forth in Section 3.7 below) to exercise all or any part of the Option, at any time during the Exercise Period and for six months thereafter and prior to the termination of the Option as set forth in Section 3.6.





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         3.6     TERMINATION OF OPTION.

                 The Option shall terminate following completion of the Exercise Period unless such termination falls within the scope of Section 3.4 or 3.5 or the Optionee dies or becomes Permanently and totally disabled during the Exercise Period, in which event the Option shall terminate six months after completion of the Exercise Period.

         3.7     LIMITATIONS ON EXERCISE OF OPTION.

                 Notwithstanding the foregoing Subsections of this Section, the Option may be exercised, in whole or in part, only to the extent that additional authorized Shares are not required to be approved under the Plan by the stockholders of the Company, or after the occurrence of an event referred to in Section 9 below which results in termination of the Option. In no event may the Option be exercised for a fractional Share.

4.       VESTING UPON A CHANGE OF CONTROL

         4.1     TERMINATION OF EMPLOYMENT AFTER A CHANGE IN CONTROL.

                 In the event the Optionee's employment is terminated within one year after a "Change in Control" (as defined below) by the Company other than for "Cause" (as defined below) or by the Optionee who is employed at the "director" level or higher (as set forth in the Company s organizational chart of employees) for "Good Reason" (as defined below), all non-vested Options held by the Optionee under the Plan shall immediately vest.

         4.2     DEFINITION OF "CAUSE".

                 "Cause" for termination of Optionee's employment by the Company hereunder shall be deemed to exist if (a) Optionee is found guilty by a court of having committed fraud or theft against the Company and such conviction is affirmed on appeal or the time for appeal has expired; (b) Optionee is found guilty by a court of having committed a crime involving moral turpitude and such conviction is affirmed on appeal or the time for appeal has expired; (c) in the reasonable judgment of the Board, Optionee has compromised trade secrets or other proprietary information of the Company; (d) in the reasonable judgment of the Board, Optionee has willfully failed or refused to perform material assigned duties; or (e) in the reasonable judgment of the Board, Optionee has engaged in gross or willful misconduct that causes substantial and material harm to the business and operations of the Company, the continuation of which will continue to substantially and materially harm the business and operations of the Company in the future. In determining whether duties have been adequately performed, the acts or omissions shall be measured against standards generally prevailing in the pharmaceutical industry; provided, that it shall be the Company's burden to prove the alleged acts and omissions and the prevailing standards the Company shall have alleged are violated by such acts and/or omissions.





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         4.3     DEFINITION OF "GOOD REASON".

                 "Good Reason" shall mean with respect to employees of the Company at the "director" level or higher (as set forth in the Company s organizational chart of employees) (1) any proposed reduction in an Optionee's base salary, provided that the base salary may be reduced (and such reduction would not constitute "Good Reason") by up to 10% due to a reduction in compensation generally applicable to executive officers of the Company; (2) Optionee has his responsibilities or areas of supervision within the Company substantially reduced; or (3) Optionee is required to move his office outside the metropolitan area in which the office of the Optionee was located immediately prior to the Change in Control, provided, however, that temporary assignments made for the good of the business of the Company shall not constitute such a move of office location.

         4.4     DEFINITION OF "CHANGE IN CONTROL".

                 A "Change in Control" shall be deemed to have occurred if (i) any "person" (including, without limitation, any individual, sole proprietorship, partnership, trust, corporation, association, joint venture, pool, syndicate, or other entity, whether or not incorporated), or any two or more persons acting as a syndicate or group or otherwise acting in concert with regard to the ownership of securities of the Company and thereby deemed collectively to be a "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities (but excluding for purposes of such computation all securities of the Company beneficially owned by such person as of February 22, 1995), unless, prior to the acquisition by such person of securities of the Company which causes such person to have such beneficial ownership, the full Board shall by at least a two-thirds vote have specifically approved such acquisition and determined that such acquisition shall not constitute a Change in Control for purposes of Options granted under the Plan despite such beneficial ownership; or (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board, together with any new directors elected or appointed during the period whose election or appointment resulted from a vacancy on the Board caused by the retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof.

5.       METHOD OF EXERCISE OF OPTION.

                 Subject to the terms and conditions of this Share Option Agreement, the Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the Committee, which notice shall specify the number of Shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the Shares purchased pursuant to the exercise of the Option shall be made either (i) in cash or in cash equivalents; (ii) through the tender to the Company of Shares (so long as any Shares so tendered that were originally acquired by the Optionee from the Company have been held by the Optionee for at





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
least six (6) months prior to such tender), which Shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value (as determined by the Committee in accordance with the Plan) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Share certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for individual exercising the Option and, at the time such Share certificate or certificates are delivered, the broker tenders the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the Shares being purchased.

6.       PARACHUTE LIMITATIONS.

                 Notwithstanding any other provision of this Share Option Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, this Option and any right to receive any payment or other benefit under this Option shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Option, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Option to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Company under this Option, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Option, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Option that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Option, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Option be deemed to be a Parachute Payment.





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7.       TRANSFERABILITY OPTIONS.

                 7.1      GENERAL.

                 Except as provided in Section 7.1 below, (a) during the lifetime of the Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option and (b) no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

                 7.2      FAMILY TRANSFERS.

                 Optionee may transfer this Option to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of this Option are prohibited except those in accordance with this Section 7.2 or by will or the laws of descent and distribution. Following transfer, this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Option the term "Optionee" shall be deemed to refer the transferee. The events of termination of employment set forth in Section 3 above shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 3.

8.       RIGHTS AS STOCKHOLDER.

                 Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any Shares transferable hereunder unless and until such Shares have been fully paid and certificates representing such Shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the stockholder of record on the books of the Company.

9.       EFFECT OF CHANGES IN CAPITALIZATION.

         9.1     CHANGES IN SHARES.

                 If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of Shares, exchange of Shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of Shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the aggregate Option Price payable with respect to Shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per Share.

         9.2     REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING ENTITY.

                 Subject to Section 9.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities, the Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

         9.3 REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING ENTITY OR SALE OF ASSETS OR SHARES.

                 Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of securities of the Company, the Option hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation and/or the assumption of the Option, or for the substitution for the Option of new options covering the stock of a successor employer entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right (subject to the limitations on exercise set forth in Section 3.7 above), for 30 days immediately prior to the occurrence of such termination, to exercise the Option in whole or in part, whether or not the Optionee was otherwise entitled to exercise such Option at the time such termination occurs. The Company shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its stockholders.

         9.4     ADJUSTMENTS.

                 Adjustments specified in this Section relating to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

10.      REQUIREMENTS OF LAW.

         10.1    GENERAL.

                 The Company shall not be required to sell or issue any Shares under the Option if the sale or issuance of such Shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the Shares covered by the Option, the Company shall not be required to sell or issue such Shares unless the Company has received evidence satisfactory to it that the holder of the Option may acquire such Shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the Shares covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         10.2    RULE 16b-3.

                 The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Plan administrators, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement

11.      WITHHOLDING OF TAXES.

                 The parties hereto recognize that the Company or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option. The Optionee agrees that the Company or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Company or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalent.

12.      DISCLAIMER OF RIGHTS.

                 No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Company or any Subsidiary.

13.      INTERPRETATION OF THIS OPTION AGREEMENT.

                 All decisions and interpretations made by the Committee or the Board of Directors of the Company with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

14.      GOVERNING LAW.

                 This Option Agreement is executed pursuant to and shall be governed by the laws of the State of Maryland (but not including the choice of law rules thereof).

15.      BINDING EFFECT

                 Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

16.      NOTICE.

                 Any notice hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Committee, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

17.              ENTIRE AGREEMENT.

                 This Option Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.


ATTEST:                        GUILFORD PHARMACEUTICALS INC.

/s/ Jordan P. Karp             By:    /s/ Craig R. Smith, M.D.
-------------------                   -----------------------------------------

                               Title: President and CEO
                                      -----------------------------------------


                               OPTIONEE:

                               /s/ David R. Savello. Ph.D.
                               ------------------------------------------------
                               (signature)
                               ADDRESS FOR NOTICE TO OPTIONEE:


                               ------------------------------------------------
                               Number                            Street


                               ------------------------------------------------
                               City                   State            Zip Code





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